United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 7, 2016

Date of Report (Date of earliest event reported)

LATTICE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	005-34249	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 N. Park Drive, Suite 500 Pennsauken, New Jersey	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

N/A

___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

The Board of Directors of Lattice Incorporated (the “Company”) has established September 27, 2016 as the date of the Company’s 2016 Annual Meeting of stockholders (the “2016 Annual Meeting”), which will be held at a time and location to be determined and specified in the Company’s proxy statement. The record date for determination of stockholders entitled to vote at the 2016 Annual Meeting, and any adjournment thereof, will be the close of business on August 22, 2016. More information regarding the 2016 Annual Meeting will be disclosed in the Company’s proxy statement which the Company anticipates filing with the United States Securities and Exchange Commission (the “SEC”).

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Secretary, Joe Noto, Lattice Incorporated, 7150 N. Park Drive, Suite 500, Pennsauken, New Jersey 08109, (856) 910-1166 no later than the close of business on July 15, 2016. Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting. The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s board of directors for the 2016 Annual Meeting will vote in their discretion as to any matter of which Company has not received notice by July 15, 2016.

In addition, in accordance with the Company’s policy, stockholders who wish to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the proxy statement for the 2015 annual meeting of stockholders) is received by the Company’s Secretary at the address specified above, no later than the close of business on July 15, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 14, 2016

LATTICE INCORPORATED

By: /s/ Joe Noto
Name: Joe Noto
Title: Chief Financial Officer

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